UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2021

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
700 Milam Street, Suite 1900
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 375-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On December 6, 2021, Cheniere Energy, Inc. (the “Company”), issued a notice of redemption (the “Redemption Notice”) for all $625,000,000 aggregate principal amount outstanding of its 4.25% Convertible Senior Notes due 2045 (the “Notes”), which were issued pursuant to an Indenture, as supplemented by the First Supplemental Indenture (as supplemented, the “Indenture”), in each case, dated as of March 9, 2015, between the Company and The Bank of New York Mellon, as trustee. The Notes will be redeemed in accordance with the terms of the Indenture on January 5, 2021 (the “Redemption Date”).

The Notes called for redemption may be converted by holders at any time before 5:00 p.m., New York City time, on December 31, 2021 (the “Conversion Deadline”). The Company has elected to settle any conversions validly submitted prior to the Conversion Deadline by combination settlement in accordance with the terms of the Indenture. Notes with respect to which the conversion right is validly exercised in accordance with the terms of the Notes and the Indenture prior to the Conversion Deadline will not be redeemed on the Redemption Date.

The Company expects to fund the redemption with cash on hand and/or borrowings under its credit facility. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the Notes. The Company called the Notes for redemption only by, and pursuant to the terms of, the Redemption Notice.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	December 6, 2021	By:	/s/ Zach Davis
		Name:	Zach Davis
		Title:	Senior Vice President and
Chief Financial Officer